UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2016

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                     Entry into a Material Definitive Agreement.

On September 30, 2016, Intrepid Potash, Inc. (“Intrepid,” “we,” or “our”) entered into a Second Amendment and Sixth Waiver to Note Purchase Agreement (the “NPA Waiver”) with each of the purchasers named therein (the “Noteholders”).  The NPA Waiver relates to the Note Purchase Agreement, dated as of August 28, 2012, and amended as of January 15, 2016 (the “NPA”), by and among Intrepid and the Noteholders.

The NPA Waiver provides for the following changes to the NPA, among others:

•                  The Noteholders are waiving until October 31, 2016, the requirement that we comply with the financial covenants under the NPA relating to our leverage ratio and fixed charge coverage ratio for the quarters ended March 31, 2016, and June 30, 2016 (and agreed that any noncompliance with these covenants for the quarters ended March 31, 2016, and June 30, 2016, will not constitute a default or event of default under the NPA until October 31, 2016).

•                  Our prepayment of $15 million of senior notes outstanding under the NPA and the payment of a modified make-whole amount of $806,000 relating to the prepayment.

•                  If we are required to make a mandatory offer to prepay the senior notes upon a change of control in accordance with the NPA, we would also be required to offer a full make-whole amount relating to the prepayment.

On October 3, 2016, we prepaid $15 million of senior notes and paid the modified make-whole amount in accordance with the NPA Waiver, as described above.  After the prepayment, we have $135 million of senior notes outstanding.

Except as amended by the NPA Waiver, the terms of the NPA remain unchanged.  The description set forth above is qualified in its entirety by the NPA Waiver, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 1.01.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 7.01.           Regulation FD Disclosure.

On September 30, 2016, we issued a press release relating to the NPA Waiver.  A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 9.01.           Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
10.1	Second Amendment and Sixth Waiver to Note Purchase Agreement, dated as of September 30, 2016, by and among Intrepid Potash, Inc. and each of the purchasers named therein

99.1	Press Release dated September 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: October 4, 2016	By:	/s/ Margaret E. McCandless
Margaret E. McCandless
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment and Sixth Waiver to Note Purchase Agreement, dated as of September 30, 2016, by and among Intrepid Potash, Inc. and each of the purchasers named therein

99.1	Press Release dated September 30, 2016